Exhibit 3.1
FRT HOLDCO REIT

ARTICLES OF AMENDMENT AND RESTATEMENT

FRT Holdco REIT, a Maryland real estate investment trust (the “Company”), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

FIRST: The Company desires to amend and restate its Declaration of Trust as currently in effect.

SECOND: The amendment to and restatement of the Declaration of Trust of the Company as herein set forth has been duly approved and advised by the Board of Trustees by unanimous vote thereof and approved by the sole shareholder of the Company as required by law.

THIRD: The current address of the principal office of the Company is 909 Rose Avenue, Suite 200, North Bethesda, MD 20852.

FOURTH: The name and address of the Company’s current resident agent is CSC - Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

FIFTH: The number of trustees of the Company is currently seven (7), and the names of the trustees currently in office are as follows: David W. Faeder, Elizabeth I. Holland, Nicole Y. Lamb-Hale, Anthony P. Nader, III, Mark S. Ordan, Gail P. Steinel and Donald C. Wood.

SIXTH: These Articles of Amendment and Restatement do not increase the authorized shares of the Company.

SEVENTH: These Articles of Amendment and Restatement shall be effective at 12:00 a.m. Eastern Standard Time on January 1, 2022.

EIGHTH: The following provisions are all the provisions of the Declaration of Trust as hereby amended and restated:

ARTICLE I

NAME

The name of the Trust (as hereinafter defined) is:

FRT Holdco REIT

Under circumstances in which the Board of Trustees of the Trust (the “Board of Trustees” or “Board”) determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

ARTICLE II

FORMATION

The Trust (the “Trust”) is a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”). The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the “Code”).

Exhibit 3.1
ARTICLE III

PURPOSES AND POWERS

Section 3.1 Purposes. The purposes for which the Trust has been formed are to invest in and to acquire, hold, develop, redevelop, manage, administer, control, lease and dispose of interests in property, including, without limitation or obligation, engaging in business as a real estate investment trust under the Code or any other lawful activity for which real estate investment trusts may be organized under Title 8 as now or hereafter in force.

Section 3.2 Powers. The Trust has all of the powers granted to real estate investment trusts by Title 8 and all other powers set forth in the Declaration of Trust which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

ARTICLE IV

RESIDENT AGENT

The name of the resident agent of the Trust in the State of Maryland is CSC - Lawyers Incorporating Service Company, whose post office address is 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The resident agent is a resident of the State of Maryland. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

ARTICLE V

BOARD OF TRUSTEES

Section 5.1 Powers. Subject to any express limitations contained in the Declaration of Trust or in the Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in the Declaration of Trust or in the Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the Trustees under the general laws of the State of Maryland or any other applicable laws.

The Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to terminate the status of the Trust as a real estate investment trust under the Code; to determine that compliance with any restriction or limitations on ownership and transfers of shares of the Trust’s beneficial interest set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

Section 5.2 Number and Classification. Upon acceptance for record of this Declaration of Trust, the number of Trustees (hereinafter the “Trustees”) is seven, which number may be increased or decreased by the Board of Trustees; provided, however, that the total number of Trustees shall be at least five (5) and not more than ten (10). Except for Trustees elected solely by holders of one or more series of Preferred Shares, the Trustees shall be elected at every annual meeting of shareholders in the manner provided in the Bylaws or, in order to fill any vacancy on the Board of Trustees, in the manner provided in the Bylaws.

Subject to the rights of holders of one or more classes or series of Preferred Shares then outstanding, any vacancy on the Board of Trustees (including a vacancy created by an increase in the number of Trustees) may be filled by a majority of the remaining Trustees or, if the remaining Trustees fail to act or there is no remaining Trustee, by the vote of holders of at least a majority of the Common Shares entitled to vote thereon and present in person or by

Exhibit 3.1
proxy at any meeting of the shareholders called for that purpose. It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereafter elected.

Section 5.3 Resignation or Removal. Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Trustees, a Trustee may be removed at any time, (i) with or without cause, at any meeting of the shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote thereon, or (ii) with cause, by the vote of all the other Trustees. For purposes of this Declaration, “cause”, with respect to the removal of any Trustee, shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) conviction of any crime involving moral turpitude, (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such Trustee and a material injury to the Trust or (vi) a unanimous determination by the remaining Trustees that “cause” exists for the removal of the Trustee.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue 100,000,000 common shares of beneficial interest, $.01 par value per share (“Common Shares”), and 15,000,000 preferred shares of beneficial interest, $.01 par value per share (“Preferred Shares”), of which 4,000,000 shares are Series A Cumulative Redeemable Preferred Shares (the “Series A Preferred Shares”), 5,750,000 shares are 8½% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series B Preferred Shares”), 399,896 shares are 5.417% Series 1 Cumulative Convertible Preferred Shares of Beneficial Interest (the “Series 1 Preferred Shares”) and 6,400 shares are 5.000% Series C Cumulative Redeemable Preferred Shares (the “Series C Preferred Shares”). If shares of one class are classified or reclassified into shares of another class of shares pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of beneficial interest of all classes that the Trust has authority to issue shall not be more than the total number of shares of beneficial interest set forth in the second sentence of this paragraph. The Board of Trustees, without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.

Section 6.2 Common Shares. Subject to the provisions of Article VII, each Common Share entitles the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of Shares.

Section 6.3 Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of Shares.

Section 6.4 Preferred Share Designations. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption of the Series A Preferred Shares, the Series B Preferred Shares, the Series 1 Preferred Shares and the Series C Preferred Shares shall be as set forth on Annexes A, B, C and D hereto, respectively, which are incorporated hereunder by reference.

Section 6.5 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.5 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof,

Exhibit 3.1
provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 6.6 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws of the Trust.

Section 6.7 Dividends and Distributions. The Trust may pay any dividend or make any other distribution to the shareholders as authorized in the Declaration or by the Board of Trustees if, after giving effect to the dividend or distribution, the Trust would be able to pay its debts as they become due in the usual course of its business. The Board of Trustees may from time to time authorize the Trust to pay to shareholders such dividends or distributions in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to authorize the Trust to pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; however, shareholders shall have no right to any dividend or distribution unless and until authorized by the Board of Trustees and declared by the Trust. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.7 shall be subject to the provisions of any class or series of Shares at the time outstanding. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 6.8 General Nature of Shares. All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.

Section 6.9 Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

Section 6.10 Declaration and Bylaws. All shareholders are subject to the provisions of the Declaration of Trust and the Bylaws of the Trust.

Section 6.11 Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding Shares of any class or series of beneficial interest, without a vote of shareholders, so long as the number of Shares combined into one Share in any such combination or series of combinations within any period of twelve months is not greater than five.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Share Ownership Limit. The term “Aggregate Share Ownership Limit” shall mean not more than 9.8 percent in value of the aggregate of the outstanding Equity Shares. The value of the outstanding Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

Exhibit 3.1

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 7.3.1.

Common Share Ownership Limit. The term “Common Share Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate number of the outstanding Common Shares. The number and value of outstanding Common Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Declaration of Trust. The term “Declaration of Trust” shall mean this Declaration of Trust as accepted for record by the SDAT, and any amendments thereto.

Equity Shares. The term “Equity Shares” shall mean Shares of all classes or series, including, without limitation, Common Shares and Preferred Shares.

Excepted Holder. The term “Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by this Article VII or by the Board of Trustees pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Trustees pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the date upon which this Declaration of Trust containing this Article VII is accepted for record by the SDAT.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing Price for such Equity Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Equity Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may

Exhibit 3.1
then be in use or, if such Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of Equity Shares, as determined in good faith by the Board of Trustees, which determination shall be conclusive for all purposes hereof.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own Equity Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Equity Shares that the Prohibited Owner would have so owned.

REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Equity Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

SDAT. The term “SDAT” shall mean the State Department of Assessments and Taxation of Maryland.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Equity Shares or the right to vote or receive dividends on Equity Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

Section 7.2 Equity Shares.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Equity Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.

Exhibit 3.1
(ii) No Person shall Beneficially or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership of Equity Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Notwithstanding any other provisions contained herein (but subject to Section 7.4), any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Equity Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

(b) Transfer in Trust. If any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 7.2.1(a)(i) or (ii),

(i) then that number of Equity Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii)(rounded to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Equity Shares; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of Equity Shares that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

Section 7.2.2 Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Equity Shares in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 7.2.1(a), or any Person who would have owned Equity Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Equity Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Equity Shares

Exhibit 3.1
and other Equity Shares Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit.

(b) each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.2.5 Remedies Not Limited. Subject to Section 5.1 of the Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

Section 7.2.7 Exceptions.

(a) Subject to Section 7.2.1(a)(ii), the Board of Trustees, in its sole discretion, may exempt a Person from the Aggregate Share Ownership Limit and the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i) the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of such Equity Shares will violate Section 7.2.1(a)(ii);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust’s ability to qualify as a REIT, shall not be treated as a tenant of the Trust); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such Equity Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.2.1(b) and 7.3.

(b) Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

Exhibit 3.1
(d) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

Section 7.2.8 Increase in Aggregate Share Ownership and Common Share Ownership Limits. The Board of Trustees may from time to time increase the Common Share Ownership Limit and the Aggregate Share Ownership Limit.

Section 7.2.9 Legend. Each certificate for Equity Shares issued after the effective date of this Declaration as accepted for record by the SDAT shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Equity Shares of the Trust in excess of 9.8 percent of the value of the total outstanding Equity Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Equity Shares that would result in the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Equity Shares if such Transfer would result in Equity Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Equity Shares which cause or will cause a Person to Beneficially or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge.

Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

Section 7.3 Transfer of Equity Shares in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.6.

Section 7.3.2 Status of Shares Held by the Trustee. Equity Shares held by the Trustee shall be issued and outstanding Equity Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee shall be paid with respect to such Equity Shares to the

Exhibit 3.1
Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Equity Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Equity Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

Section 7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5 Purchase Right in Shares Transferred to the Trustee. Equity Shares transferred to the Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3.4. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Exhibit 3.1
Section 7.6 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

SHAREHOLDERS

Section 8.1 Meetings. There shall be an annual meeting of the shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

Section 8.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section 5.2 and the removal of Trustees as provided in Section 5.3; (b) amendment of the Declaration of Trust as provided in Article X; (c) termination of the Trust as provided in Section 12.2; (d) to the extent required by Title 8, merger or consolidation of the Trust, or the sale or disposition of substantially all of the property of the Trust, as provided in Article XI; and (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

Section 8.3 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.5, or as may otherwise be provided by contract, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell or (b), except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

Section 8.4 Extraordinary Actions. Except as specifically provided in Section 5.3 (relating to removal of Trustees) and in Section 10.3, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 8.5 Board Approval. The submission of any action to the shareholders for their consideration shall first be approved by the Board of Trustees.

Section 8.6 Action By Shareholders without a Meeting. Any action by Shareholders may be taken without a meeting, if a majority of Shares entitled to vote on the matter (or such larger proportion of Shares as shall be required to take such action) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders.

ARTICLE IX

LIABILITY LIMITATION, INDEMNIFICATION
AND TRANSACTIONS WITH THE TRUST

Section 9.1 Limitation of Shareholder Liability. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a shareholder.

Exhibit 3.1

Section 9.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 9.3 Indemnification. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former shareholder, Trustee or officer of the Trust or (b) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of such status. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

Section 9.4 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

ARTICLE X

AMENDMENTS

Section 10.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. An amendment to the Declaration of Trust (a) shall be signed and acknowledged by at least a majority of the Trustees, or an officer duly authorized by at least a majority of the Trustees, (b) shall be filed for record as provided in Section 13.5 and (c) shall become effective as of the later of the time the SDAT accepts the amendment for record or the time established in the amendment, not to exceed 30 days after the amendment is accepted for record. All references to the Declaration of Trust shall include all amendments thereto.

Section 10.2 By Trustees. The Trustees may amend the Declaration of Trust from time to time, in the manner provided by Title 8, without any action by the shareholders, to qualify as a real estate investment trust under the Code or under Title 8 and as otherwise provided in the Declaration of Trust.

Section 10.3 By Shareholders.

(a) Except as otherwise provided in the Declaration of Trust and in subsection (b) of this Section 10.3, any amendment to the Declaration of Trust shall be valid only if approved by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

Exhibit 3.1
(b) Any amendment to the Declaration of Trust which has been unanimously approved by the Board of Trustees shall require only the affirmative vote of a majority of all votes entitled to be cast on the matter.

ARTICLE XI

MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust with or into another entity or merge another entity into the Trust, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the property of the Trust. Any such action must be approved by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, by the affirmative vote of two- thirds of all the votes entitled to be cast on the matter.

ARTICLE XII

DURATION AND TERMINATION OF TRUST

Section 12.1 Duration. The Trust shall continue perpetually unless terminated pursuant to Section 12.2 or pursuant to any applicable provision of Title 8.

Section 12.2 Termination.

(a) Subject to the provisions of any class or series of Shares at the time outstanding, after approval by a majority of the entire Board of Trustees, the Trust may be terminated at any meeting of shareholders, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

(b) After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Governing Law. The Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Exhibit 3.1
Section 13.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust, or any executive officer of the Trust, or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

Section 13.3 Severability.

(a) The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 10.2.

(b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 13.4 Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of “corporation” for purposes of such provisions.

Section 13.5 Recordation. Any amendment hereto shall be filed with and accepted for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than the office of the SDAT shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment hereto. A restated declaration of trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.
Section 13.6 Reserved.

Section 13.7 Unsolicited Takeovers. The Trust shall not elect to be subject to any provision of Subtitle 8 (“Corporations and Real Estate Investment Trusts -- Unsolicited Takeovers”) of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland.

Exhibit 3.1
Annex A

Series A Preferred Shares

1.Number of Shares. The number of shares of Series A Preferred Shares is 4,000,000.

2.Definitions. In this Annex A, the following terms shall have the following meanings:

(a)“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by the Board of Trustees to perform any of its responsibilities with respect to the Series A Preferred Shares.

(b)“Business Day” shall mean any day other than a Saturday, Sunday or day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

(c)“Call Date” shall have the meaning set forth in Section 6(b).

(d)“Capital Gains Amount” shall have the meaning set forth in Section 3(d).

(e)“Dividend Payment Date” shall mean the last calendar day (or, if such day is not a Business Day, the next Business Day thereafter) of each January, April, July and October, commencing on October 31, 1997.

(f)“Dividend Periods” shall mean quarterly dividend periods commencing on February 1, May 1, August 1 and November 1 of each year and ending on and including the day of the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on the Issue Date, and other than the Dividend Period during which any Series A Preferred Shares shall be redeemed pursuant to Section 6, which shall end on and include the Call Date with respect to the Series A Preferred Shares being redeemed).

(g)“Fully Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series A Preferred Shares has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

(h)“Issue Date” shall mean the first date on which the pertinent Series A Preferred Shares are issued and sold.

(i)“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series A Preferred Shares has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

(j)“Parity Shares” shall have the meaning set forth in Section 8(b).

(k)“Preferred Shares” shall mean the preferred shares of the Trust, $.01 par value per share.

(l)“Series A Preferred Shares” shall have the meaning set forth in Section 6.1.

(m)“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or Fully Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series A Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Shares shall mean placing such funds in such separate account or delivering such funds to a disbursing, paying or other similar agent.

(n)“Total Dividends” shall have the meaning set forth in Section 3(d).

Exhibit 3.1

(o)“Transfer Agent” means American Stock Transfer & Trust Company, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Shares.

3.Dividends.

(a)The holders of Series A Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees out of funds legally available for that purpose, cumulative, preferential dividends payable in cash at the rate of $1.9875 per annum per share. Such dividend shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Such dividends shall be payable in arrears to the holders of record of Series A Preferred Shares, as they appear on the stock records of the Trust at the close of business on the record date, not more than 50 nor less than 10 days preceding the relevant Dividend Payment Date, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid on any date and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series A Preferred Shares which remains payable.

(b)The amount of dividends referred to in Section 3(a) payable for each full Dividend Period for the Series A Preferred Shares shall be computed by dividing the annual dividend rate by four, except that the amount of dividends payable for the initial Dividend Period, and for any Dividend Period shorter than a full Dividend Period, for the Series A Preferred Shares shall be computed on the basis of the actual number of days in such Dividend Period. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares of stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears.

(c)Dividends on Series A Preferred Shares will accrue whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

(d)If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the total dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of shares of beneficial interest (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to holders of Series A Preferred Shares shall be in the same portion that the Total Dividends paid or made available to the holders of Series A Preferred Shares for the year bears to the Total Dividends.

(e)So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series A Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and accumulated and unpaid on such Parity Shares.

(f)So long as any Series A Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution declared or

Exhibit 3.1
made upon Junior Shares or Fully Junior Shares, nor shall any Junior Shares or Fully Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of any employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for shares of Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series A Preferred Shares and any other Parity Shares of the Trust shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and the current dividend period with respect to such Parity Shares.

(g)No dividends on Series A Preferred Shares shall be authorized by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

4.Liquidation Rights.

(a)In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series A Preferred Shares shall be entitled to receive Twenty Five Dollars ($25.00) per share of Series A Preferred Shares plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts, or other entities, (ii) a sale, lease or transfer of all or substantially all of the Trust’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)Subject to the rights of the holders of shares of any series or class of beneficial interest ranking on a parity with or prior to the Series A Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this Section 4, any other series or class of Junior Shares or Fully Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.

5.Conversion. The Series A Preferred Shares are not convertible or exchangeable for any other property or securities of the Trust.

6.Redemption at the Option of the Trust.

(a)The Series A Preferred Shares shall not be redeemable by the Trust prior to October 6, 2002. On and after October 6, 2002, the Trust, at its option, may redeem the Series A Preferred Shares, in whole or in part at any time or from time to time, at a redemption price of Twenty-Five Dollars ($25.00) per share of Series A Preferred Shares, plus the amounts indicated in Section (b).

Exhibit 3.1
(b)Upon any redemption of the Series A Preferred Shares pursuant to this Section 6, the Trust shall pay all accrued and unpaid dividends, if any, thereon ending on or prior to the date of such redemption (the “Call Date”), without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Shares called for redemption.

(c)If full cumulative dividends on the Series A Preferred Shares and any other class or series of Parity Shares of the Trust have not been declared and paid or declared and set apart for payment, the Series A Preferred Shares or Parity Shares may not be redeemed under this Section 6 in part and the Trust may not purchase or acquire the Series A Preferred Shares or any Parity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares or Parity Shares, as the case may be.

(d)Notice of the redemption of any Series A Preferred Shares under this Section 6 shall be mailed by first-class mail to each holder of record of Series A Preferred Shares to be redeemed at the address of each such holder as shown on the Trust’s records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this Section 6(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series A Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price per share; (4) the place or places at which certificates for such shares are to be surrendered; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue, (ii) shares of such Series A Preferred Shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Shares of the Trust shall cease (except the right to receive cash payable under such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in Maryland and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, the amount of cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series A Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series A Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series A Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

Exhibit 3.1
7.Shares to be Retired. All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Preferred Shares, without designation as to class or series.

8.Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

(b)on a parity with the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class or series of shares and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”);

(c)junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares shall be Junior Shares; and

(d)junior to the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such shares shall be Fully Junior Shares.

9.Voting. If and whenever six consecutive quarterly dividends payable on the Series A Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not declared, the number of trustees then constituting the Board of Trustees shall be increased by two, and the holders of Series A Preferred Shares, together with the holders of shares of every other series of Parity Shares, voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Shares and the Parity Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Shares and the Parity Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Shares and the Parity Shares to elect such additional two trustees shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six consecutive quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series A Preferred Shares and the Parity Shares shall immediately terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting rights shall have been so vested in the holders of Series A Preferred Shares and the Parity Shares, the secretary of the Trust may, and upon the written request of any holder of Series A Preferred Shares (addressed to the secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series A Preferred Shares and of the Parity Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share records of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series A Preferred Shares and the Parity Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then remaining trustee elected by the holders of the Series A Preferred Shares and the Parity Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

Exhibit 3.1

So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series A Preferred Shares and the Parity Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)Any amendment, alteration or repeal of any of the provisions of the Declaration that materially and adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Shares or the Parity Shares; provided, however, that the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of shares of any class of any Fully Junior Shares or Junior Shares that are not senior in any respect to the Series A Preferred Shares, or any shares of any class ranking on a parity with the Series A Preferred Shares or the Parity Shares, shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Shares; and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series A Preferred Shares or another series of Parity Shares that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series A Preferred Shares and the Parity Shares otherwise entitled to vote in accordance herewith; or

(b)A share exchange that affects the Series A Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each share of Series A Preferred Shares (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for preferred stock of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a share of Series A Preferred Shares (except for changes that do not materially and adversely affect the holders of the Series A Preferred Shares); or

(c)The authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Series A Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends; provided, however, that no such vote of the holders of Series A Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be, provision is made for the redemption of all Series A Preferred Shares at the time outstanding.

For purposes of the foregoing provisions of this Section 9, each share of Series A Preferred Shares shall have one vote per share, except that when shares of any other series of Preferred Shares shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such other series shall have with respect to such matters one vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series A Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

10.Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

11.Sinking Fund. The Series A Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

Exhibit 3.1
Annex B

Series B Preferred Shares

(1)Definitions. In this Annex B, the following terms shall have the following meanings:

(a)“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by the Board of Trustees to perform any of its responsibilities with respect to the Series B Preferred Shares.

(b)“Business Day” shall mean any day other than a Saturday, Sunday or day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

(c)“Call Date” shall have the meaning set forth in Section 6(b).

(d)“Capital Gains Amount” shall have the meaning set forth in Section 4(d).

(e)“Dividend Payment Date” shall mean the last calendar day (or, if such day is not a Business Day, the next Business Day thereafter) of each January, April, July and October, commencing on January 31, 2002.

(f)“Dividend Periods” shall mean quarterly dividend periods commencing on February 1, May 1, August 1 and November 1 of each year and ending on and including the day of the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on the Issue Date, and other than the Dividend Period during which any Series B Preferred Shares shall be redeemed pursuant to Section 6, which shall end on and include the Call Date with respect to the Series B Preferred Shares being redeemed).

(g)“Fully Junior Shares” shall mean the common shares of beneficial interest (“Common Shares”) and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series B Preferred Shares has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

(h)“Issue Date” shall mean the first date on which the pertinent Series B Preferred Shares are issued and sold.

(i)“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series B Preferred Shares has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

(j)“Parity Shares” shall have the meaning set forth in Section 3(b).

(k)“Preferred Shares” shall mean the preferred shares of the Trust, $.01 par value per share.

(l)“Series A Preferred Shares” shall mean the Trust’s 7.95% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share.

(m)“Series B Preferred Shares” shall have the meaning set forth in Section 2.

(n)“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or Fully Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series B Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a

Exhibit 3.1
disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series B Preferred Shares shall mean placing such funds in such separate account or delivering such funds to a disbursing, paying or other similar agent.

(o)“Total Dividends” shall have the meaning set forth in Section 4(d).

(p)“Transfer Agent” means American Stock Transfer & Trust Company, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series B Preferred Shares.

(2)Designation and Number. A series of Preferred Shares, designated the 8½% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest” (the “Series B Preferred Shares”), is hereby established. The number of Series B Preferred Shares shall be 5,750,000.

(3)Rank. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)prior to the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Shares;

(b)on a parity with the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Shares, if the holders of such class or series of shares, which shall include the Series A Preferred Shares, and the Series B Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”);

(c)junior to the Series B Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares shall be Junior Shares; and

(d)junior to the Series B Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such shares shall be Fully Junior Shares.

(4)Dividends.

(a)The holders of Series B Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees out of funds legally available for that purpose, cumulative, preferential dividends payable in cash at the rate of $2.125 per annum per share. Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Such dividends shall be payable in arrears to the holders of record of Series B Preferred Shares, as they appear on the stock records of the Trust at the close of business on the record date, not more than 50 nor less than 10 days preceding the relevant Dividend Payment Date, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid on any date and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on the Series B Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series B Preferred Shares which remains payable.

(b)The amount of dividends referred to in Section 4(a) payable for each full Dividend Period for the Series B Preferred Shares shall be computed by dividing the annual dividend rate by four, except that the amount of dividends payable for the initial Dividend Period, and for any Dividend Period shorter than a full Dividend Period, for the Series B Preferred Shares shall be computed on the basis of the

Exhibit 3.1
actual number of days in such Dividend Period. Holders of Series B Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares of stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Shares that may be in arrears.

(c)Dividends on Series B Preferred Shares will accrue whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

(d)If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the total dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of shares of beneficial interest (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to holders of Series B Preferred Shares shall be in the same portion that the Total Dividends paid or made available to the holders of Series B Preferred Shares for the year bears to the Total Dividends.

(e)So long as any Series B Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series B Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Shares and accumulated and unpaid on such Parity Shares.

(f)So long as any Series B Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares or Fully Junior Shares, nor shall any Junior Shares or Fully Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of any employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for shares of Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series B Preferred Shares and any other Parity Shares of the Trust shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series B Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Shares and the current dividend period with respect to such Parity Shares.

(g)No dividends on Series B Preferred Shares shall be authorized by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(5)Liquidation Preference.

(a)In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series B Preferred Shares shall be entitled to receive Twenty Five Dollars ($25.00) per share of Series B Preferred Shares plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon

Exhibit 3.1
to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series B Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series B Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series B Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 5, (i) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts, or other entities, (ii) a sale, lease or transfer of all or substantially all of the Trust’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)Subject to the rights of the holders of shares of any series or class of beneficial interest ranking on a parity with or prior to the Series B Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series B Preferred Shares, as provided in this Section 5, any other series or class of Junior Shares or Fully Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Shares shall not be entitled to share therein.

(6)Redemption at the Option of the Trust.

(a)The Series B Preferred Shares shall not be redeemable by the Trust prior to November 27, 2006. On and after November 27, 2006, the Trust, at its option, may redeem the Series B Preferred Shares, in whole or in part at any time or from time to time, at a redemption price of Twenty-Five Dollars ($25.00) per share of Series B Preferred Shares, plus the amounts indicated in Section (b).

(b)Upon any redemption of the Series B Preferred Shares pursuant to this Section 6, the Trust shall pay all accrued and unpaid dividends, if any, thereon ending on or prior to the date of such redemption (the “Call Date”), without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series B Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series B Preferred Shares called for redemption.

(c)If full cumulative dividends on the Series B Preferred Shares and any other class or series of Parity Shares of the Trust have not been declared and paid or declared and set apart for payment, the Series B Preferred Shares or Parity Shares may not be redeemed under this Section 6 in part and the Trust may not purchase or acquire the Series B Preferred Shares or any Parity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares or Parity Shares, as the case may be.

(d)Notice of the redemption of any Series B Preferred Shares under this Section 6 shall be mailed by first-class mail to each holder of record of Series B Preferred Shares to be redeemed at the address of each such holder as shown on the Trust’s records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this Section 6(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series B Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price per share; (4) the place or places at which certificates for such shares are to be surrendered; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from

Exhibit 3.1
and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series B Preferred Shares so called for redemption shall cease to accrue, (ii) shares of such Series B Preferred Shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Shares of the Trust shall cease (except the right to receive cash payable under such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust‘s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in Maryland and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, the amount of cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series B Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series B Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series B Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series B Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series B Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

(7)Voting Rights.

If and whenever six consecutive quarterly dividends payable on the Series B Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not declared, the number of trustees then constituting the Board of Trustees shall be increased by two, and the holders of Series B Preferred Shares, together with the holders of shares of every other series of Parity Shares, voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Preferred Shares and the Parity Shares called as hereinafter provided. Whenever all arrears in dividends on the Series B Preferred Shares and the Parity Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series B Preferred Shares and the Parity Shares to elect such additional two trustees shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six consecutive quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series B Preferred Shares and the Parity Shares shall immediately terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting rights shall have been so vested in the holders of Series B Preferred Shares and the Parity Shares, the secretary of the Trust may, and upon the written request of any holder of Series B Preferred Shares (addressed to the secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series B Preferred Shares and of the Parity Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series B Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share records of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series B Preferred Shares and the Parity Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then remaining trustee elected by the holders of the Series B Preferred Shares and the Parity

Exhibit 3.1
Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series B Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series B Preferred Shares and the Parity Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)Any amendment, alteration or repeal of any of the provisions of the Declaration that materially and adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Shares or the Parity Shares; provided, however, that the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of shares of any class of any Fully Junior Shares or Junior Shares that are not senior in any respect to the Series B Preferred Shares, or any shares of any class ranking on a parity with the Series B Preferred Shares or the Parity Shares, shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Shares; and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series B Preferred Shares or another series of Parity Shares that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series B Preferred Shares and the Parity Shares otherwise entitled to vote in accordance herewith; or

(b)A share exchange that affects the Series B Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each share of Series B Preferred Shares (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for preferred stock of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a share of Series B Preferred Shares (except for changes that do not materially and adversely affect the holders of the Series B Preferred Shares); or

(c)The authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Series B Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends; provided, however, that no such vote of the holders of Series B Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be, provision is made for the redemption of all Series B Preferred Shares at the time outstanding.

For purposes of the foregoing provisions of this Section 7, each share of Series B Preferred Shares shall have one vote per share, except that when shares of any other series of Preferred Shares shall have the right to vote with the Series B Preferred Shares as a single class on any matter, then the Series B Preferred Shares and such other series shall have with respect to such matters one vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series B Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

(8)Conversion. The Series B Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of holders thereof.

(9)Application of Article VII. The Series B Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust at the option of holders thereof.

Exhibit 3.1
(10)Shares to be Retired. All Series B Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Preferred Shares, without designation as to class or series.

(11)Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series B Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

(12)Sinking Fund. The Series B Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

Exhibit 3.1
Annex C

Series 1 Preferred Shares

(1) Definitions. In this Annex C, the following terms shall have the following meanings:

(a) “Board” or “Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by the Board of Trustees to perform any of its responsibilities with respect to the Series 1 Preferred Shares.
(b) “Business Day” shall mean any day other than a Saturday, Sunday or day on which state or federally chartered banking institutions in New York City, New York are not required to be open.
(c) “Capital Gains Amount” shall have the meaning set forth in Section 4(d).
(d) [Intentionally Omitted.]
(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(f) “Common Shares” shall mean the common shares of beneficial interest of the Trust, par value $0.01 per share.
(g) “Constituent Person” shall have the meaning set forth in Section 7(f).
(h) “Conversion Price” shall have the meaning set forth in Section 7(e).
(i) “Current Market Price” of publicly traded common shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers (NASD) or, if bid and asked prices for such security on such day shall not have been reported by the NASD, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security and selected for such purpose by the Chief Executive Officer of the Trust or the Board.
(j) “Dividend Payment Date” shall mean (i) the date on which a regular, quarterly dividend (excluding any special or other extraordinary dividends) is paid on the Common Shares or, if no regular, quarterly dividend is paid on the Common Shares in respect of a given Dividend Period, then (ii) the fifteenth (15th) calendar day (or, if such day is not a Business Day, the next Business Day thereafter) of the month following the end of the applicable Dividend Period, commencing on the first Dividend Payment Date occurring after April 1, 2007.
(k) “Dividend Periods” shall mean quarterly dividend periods commencing on the first (1st) day of each calendar quarter of each year and ending on and including the last day of each calendar quarter of each year (other than the initial Dividend Period, which shall commence on the Issue Date and end on the last day of the calendar quarter in which the Issue Date occurs).
(l) “Elevated Price Level” shall have the meaning set forth in Section 7(b).
(m) “Fair Market Value” shall mean the average of the daily Current Market Prices of a Common Share during the five consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. The term “ex date” when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.
(n) “Initial Mandatory Conversion Trigger Price” shall mean $115.50.
(o) “Initial Optional Conversion Price” shall mean $104.69.
(p) “Issue Date” shall mean the first date on which the pertinent Series 1 Preferred Shares are issued and sold.

Exhibit 3.1
(q) “Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series 1 Preferred Shares has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.
(r) “Liquidation Price” shall mean twenty-five dollars ($25.00) per Series 1 Preferred Share.
(s) “Mandatory Conversion Date” shall have the meaning set forth in Section 7(b).
(t) “Mandatory Conversion Trigger Price” shall have the meaning set forth in Section 7(e).
(u) “Mandatory Conversion Notice” shall have the meaning set forth in Section 7(b).
(v) “Non-Electing Share” shall have the meaning set forth in Section 7(f).
(w) “Optional Conversion Date” shall have the meaning set forth in Section 7(a).
(x) “Optional Conversion Notice” shall have the meaning set forth in Section 7(a).
(y) “Optional Conversion Price” shall have the meaning set forth in Section 7(e).
(z) “Parity Shares” shall have the meaning set forth in Section 3(b).
(aa) “Preferred Shares” shall mean the preferred shares of the Trust, $.01 par value per share.
(bb) “Series 1 Preferred Shares” shall have the meaning set forth in Section 2.
(cc) “Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series 1 Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series 1 Preferred Shares shall mean placing such funds in such separate account or delivering such funds to a disbursing, paying or other similar agent.
(dd) “Total Dividends” shall have the meaning set forth in Section 4(c).
(ee) “Trading Day” shall mean any day on which the securities in question are traded on the New York Stock Exchange, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, in the applicable securities market in which the securities are traded.
(ff) “Transaction” shall have the meaning set forth in Section 7(f).
(gg) “Transfer Agent” shall mean American Stock Transfer & Trust Company, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series 1 Preferred Shares.

(2) Designation and Number. A series of Preferred Shares, designated the “5.417% Series 1 Cumulative Convertible Preferred Shares of Beneficial Interest” (the “Series 1 Preferred Shares”), is hereby established. The number of Series 1 Preferred Shares shall be 399,896.

(3) Rank. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a) prior to the Series 1 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series 1 Preferred Shares;
(b) on a parity with the Series 1 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series 1 Preferred Shares, if the holders of such class or series of shares, which shall include the Series 1 Preferred Shares, shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

Exhibit 3.1
(c) junior to the Series 1 Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares shall be Junior Shares.

(4) Dividends.

(a) The holders of Series 1 Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees out of funds legally available for that purpose, cumulative, preferential dividends payable in cash at the rate of 5.417% of the Liquidation Price per year (an amount of $1.35425 per annum per share). Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not the Trust has earnings, and whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees, in arrears, on Dividend Payment Dates, commencing on the first Dividend Payment Date occurring after April 1, 2007. Such dividends shall be payable in arrears to the holders of record of Series 1 Preferred Shares, as they appear on the stock records of the Trust at the close of business on the record date as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid on any date and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, as may be fixed by the Board of Trustees. Any dividend payment made on the Series 1 Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series 1 Preferred Shares which remains payable.
(b) The amount of dividends referred to in Section 4(a) payable for each full Dividend Period for the Series 1 Preferred Shares shall be computed by dividing the annual dividend rate by four, except that the amount of dividends payable for the initial Dividend Period, and for any Dividend Period shorter than a full Dividend Period, shall be computed for the Series 1 Preferred Shares on the basis of the actual number of days in such Dividend Period. Holders of Series 1 Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares of stock, in excess of cumulative dividends, as herein provided, on the Series 1 Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series 1 Preferred Shares that may be in arrears.
(c) If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the total dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of shares of beneficial interest (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to holders of Series 1 Preferred Shares shall be in the same portion that the Total Dividends paid or made available to the holders of Series 1 Preferred Shares for the year bears to the Total Dividends.
(d) So long as any Series 1 Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series 1 Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series 1 Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series 1 Preferred Shares and accumulated and unpaid on such Parity Shares.
(e) So long as any Series 1 Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of any employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for shares of Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series 1 Preferred Shares and any other Parity Shares of the Trust shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series 1 Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for payment of the dividend for the current Dividend Period with respect to the Series 1 Preferred Shares and the current dividend period with respect to such Parity Shares.

Exhibit 3.1
(f) No dividends on Series 1 Preferred Shares shall be authorized by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(5) Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series 1 Preferred Shares shall be entitled to receive the Liquidation Price per share of Series 1 Preferred Shares plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series 1 Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series 1 Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series 1 Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 5: (i) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or transfer of all or substantially all of the Trust's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.
(b) Subject to the rights of the holders of shares of any series or class of beneficial interest ranking on a parity with or prior to the Series 1 Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series 1 Preferred Shares, as provided in this Section 5, any other series or class of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series 1 Preferred Shares shall not be entitled to share therein.

(6) Voting Rights. The Series 1 Preferred Shares shall have no voting rights.

(7) Conversion.

(a) Holder Conversion Rights.
(1) Subject to the limitations set forth in Section 7(a)(4), holders of Series 1 Preferred Shares shall have the right, at such holder’s option at any time after the Issue Date, to convert such shares into a number of fully paid and nonassessable Common Shares determined by dividing (A) the product obtained by multiplying: (i) the number of Series 1 Preferred Shares being converted by (ii) the Liquidation Price; by (B) the Optional Conversion Price as in effect immediately prior to the close of business on the Optional Conversion Date (defined below). All dividends payable on any Series 1 Preferred Shares that are converted shall cease to accrue on the Optional Conversion Date.
(2) Any holder of Series 1 Preferred Shares may exercise its optional right to convert to Common Shares by delivering an irrevocable written notice in the form attached hereto as Exhibit A (the “Optional Conversion Notice”) by first class mail, postage prepaid, to the Trust at 1626 East Jefferson Street, Rockville, Maryland 20852, Attention: Chief Accounting Officer.
(3) Within five (5) Business Days after receipt of an Optional Conversion Notice from a holder of Series 1 Preferred Shares, the Trust shall establish a date for closing the conversion (“Optional Conversion Date”) which date shall not be more than fifteen (15) days after the date of the Optional Conversion Notice; provided, however, if the Trust receives the Optional Conversion Notice more than seven (7) days after the date thereof, then the Trust shall be entitled to extend the Optional Conversion Date for the number of days after such seven-day period that the Trust received the Optional Conversion Notice. Also within five (5) Business Days after receipt of an Optional Conversion Notice from a holder of Series 1 Preferred Shares, the Trust shall deliver instructions to the Transfer Agent to retire the Series 1 Preferred Shares being converted, reflect such retirement on the books and records of the Trust, issue the number of Common Shares to be issued to the converting holder as a result of such conversion, and reflect such issuance on the books and records of the Trust, in each case whether or

Exhibit 3.1
not a certificate representing the Common Shares has been or will be issued and delivered to the converting holder as of such date.
(4) Except as may be approved by the Trust in writing in its sole and absolute discretion, the right for holders to convert Series 1 Preferred Shares to Common Shares shall be subject to the following restrictions and limitations: (A) no conversion shall result in a holder and any related party, after giving effect to the conversion, owning Common Shares of the Trust in excess of the ownership limits specified in the Trust’s Declaration of Trust as in effect on the Optional Conversion Date after taking into account the actual and constructive stock ownership rules of the Code and any other additional Common Shares of the Trust which such holder has acquired or intends to acquire prior to the closing of such conversion; (B) no holder of Series 1 Preferred Shares may effect a conversion for Series 1 Preferred Shares having an aggregate value (determined by multiplying the number of Series 1 Preferred Shares to be converted by the Liquidation Price) of less than $50,000, or, if such holder holds less than $50,000 of Series 1 Preferred Shares, less than all of the Series 1 Preferred Shares held by such holder; (C) no holder may effect a conversion more than three (3) times during any consecutive twelve-month period; and (D) no holder may effect a conversion within ninety (90) days following the closing of any public offering of Common Shares by the Trust.
(b) Trust Conversion Rights.

(1) The Trust shall have the right, at any time and from time to time, after the Issue Date and after the Elevated Price Level (defined below) has occurred, subject to the provisions of this Section 7(b), to convert all or any outstanding Series 1 Preferred Shares into a number of fully paid and nonassessable Common Shares determined by dividing (A) the product obtained by multiplying: (i) the number of Series 1 Preferred Shares being converted by (ii) the Liquidation Price; by (B) the Optional Conversion Price as in effect immediately prior to the close of business on the Mandatory Conversion Date (defined below). All dividends payable on any Series 1 Preferred Shares that are converted shall cease to accrue on the Mandatory Conversion Date.
(2) The “Elevated Price Level” shall mean any time at which the trailing 200 consecutive Trading Day average closing price of the Common Shares as reported on the New York Stock Exchange (or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, in the applicable securities market in which the securities are traded) is greater than the Mandatory Conversion Trigger Price; provided, however, that the first day of any such 200-Trading Day period shall not be earlier than the Closing Date.
(3) The Trust shall exercise its election to convert Series 1 Preferred Shares by delivering written notice in the form attached hereto as Exhibit B (the “Mandatory Conversion Notice”) by first class mail, postage prepaid, to each holder of record of Series 1 Preferred Shares to be converted at the addresses shown on the Trust’s records on the date of the Mandatory Conversion Notice. The Trust shall establish a date for closing the conversion (“Mandatory Conversion Date”) which date shall not be more than fifteen (15) days after the date of the Mandatory Conversion Notice. In addition to delivering the Mandatory Conversion Notice, the Trust shall also issue a press release containing the information in the Mandatory Conversion Notice, excepting any information that is personal to particular holders, and shall publish such information on its website, provided, however, that failure to issue such press release or publish such information on the Trust’s website shall not act to prevent, delay or void any conversion pursuant to this Section 7(b). If fewer than all the outstanding Series 1 Preferred Shares are to be converted pursuant to this Section 7(b), shares to be so converted shall be selected by the Trust by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. Notwithstanding the foregoing, the Trust shall not be entitled to deliver a Mandatory Conversion Notice unless: (i) the Elevated Price Level shall have occurred no more than six (6) months prior to the date of the Mandatory Conversion Notice; and (ii) the Current Market Price of the Common Shares on the date of the Mandatory Conversion Notice shall be equal to or exceed the Mandatory Conversion Price. The Trust shall deliver instructions to the Transfer Agent to retire the Series 1 Preferred Shares being converted, reflect such retirement on the books and records of the Trust, issue the number of Common Shares to be issued to the converting holder as a result of such conversion, and reflect such issuance on the books and records of the Trust, in each case whether or not a certificate representing the Common Shares has been, or will be, issued and delivered to the converting holder as of such date.
(c) Conversion Mechanics.

(1) Generally, all Common Shares issued on conversion will be issued in the same name as the name in which the Series 1 Preferred Shares are issued. If Common Shares are to be issued in any other

Exhibit 3.1
name, then the holder or such holder’s duly authorized attorney shall deliver to the office of the Trust instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder’s duly authorized attorney, and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).
(2) Holders of Series 1 Preferred Shares at the close of business on a record date for any dividend payment shall be entitled to receive the distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series 1 Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the distribution payable on such shares on such Dividend Payment Date. A holder of Series 1 Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on such Dividend Payment Date will receive the dividend payable by the Trust on such Series 1 Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series 1 Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for distributions on the Common Shares issued upon such conversion.
(3) As promptly as practicable after the retirement of Series 1 Preferred Shares, as aforesaid, the Trust shall issue and shall deliver to such holder any amounts payable to such holder as a result of any fractional interest in respect of a Common Share arising upon such conversion as provided in Section 7(d).
(4) A conversion shall be deemed to have been effected: (A) in the case of optional conversion pursuant to Section 7(a), immediately prior to the close of business on the Optional Conversion Date set by the Trust; and (B) in the case of a mandatory conversion pursuant to Section 7(b), immediately prior to the close of business on the Mandatory Conversion Date, in each case provided that the provisions of Section 7(a) and Section 7(b), as applicable, have been satisfied; and in each case, the Person or Persons in whose name or names the Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Mandatory Conversion Price or Optional Conversion Price, as applicable, in effect at such time and on such date unless the share transfer books of the Trust shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Mandatory Conversion Price or Optional Conversion Price, as applicable, in effect on the Optional Conversion Date or the Mandatory Conversion Date, as applicable.
(d) Fractional Shares. No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of Series 1 Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series 1 Preferred Share, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Shares on the Business Day immediately preceding the date of conversion. If more than one Series 1 Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series 1 Preferred Shares so surrendered.
(e) Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows (for purposes of this Section 7, “Mandatory Conversion Trigger Price” shall refer to the Initial Mandatory Conversion Trigger Price as adjusted from time to time pursuant to this Section 7(e), and “Optional Conversion Price” shall refer to the Initial Optional Conversion Price, as adjusted from time to time pursuant to this Section 7(e), and “Conversion Price” shall refer to the Mandatory Conversion Trigger Price or the Optional Conversion Price, as applicable):
(1) If the Trust shall after the Issue Date: (A) pay or make a distribution on its Common Shares in Common Shares; (B) subdivide its outstanding Common Shares into a greater number of shares; (C) combine its outstanding Common Shares into a smaller number of shares; or (D) issue any shares of beneficial interest by reclassification of its Common Shares, then in each such case the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series 1 Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a distribution or the effective date

Exhibit 3.1
in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this Section 7(e)(1) shall become effective immediately after the opening of business on the day next following the record date (except as provided in Section 7(i) below) in the case of a dividend and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification. Such adjustment(s) shall be made successively whenever any of the events listed above shall occur.
(2) If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying: (A) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of: (1) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (2) the number of Common Shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of: (X) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (Y) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustments shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after the opening of business on the day next following such record date (except as provided in Section 7(i) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than the Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer of the Trust or the Board of Trustees.
(3) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this Section 7(e)(3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. Notwithstanding any other provisions of this Section 7, the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-ten-thousandth of a share (with .0005 of a share being rounded upward), as the case may be.
(f) Transactions. If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which Section 7(e) applied) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Shares shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each Series 1 Preferred Share which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series 1 Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (1) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person and (2) failed to exercise his rights of election, if any, as to the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction (each a “Non-Electing Share”) (provided that if the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share is not the same for each Non-Electing Share, then the kind and amount of shares, stock, securities and other property (including cash) receivable upon such Transaction for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 7(f), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series 1 Preferred Shares that will require such successor or purchasing entity, as the case may be, to make provision in its certificate or articles of incorporation or other constituent documents to the end that the provisions of this Section 7(f) shall thereafter

Exhibit 3.1
correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable upon conversion of the Series 1 Preferred Shares. The provisions of this Section 7(f) shall similarly apply to successive Transactions.
(g) If:
(1) the Trust shall authorize the granting to all holders of the Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or
(2) there shall be any reclassifications of the Common Shares (other than an event to which Section 7(e)(1) applied) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Trust and for which approval of any stockholder of the Trust is required; or
(3) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust, then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series 1 Preferred Shares at their addresses as shown on the share records of the Trust, as promptly as possible, but at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating: (A) the date on which a record is to be taken for the purpose of such grant of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such grant of rights, options or warrants are to be determined, provided, however, that no such notification need be made in respect of a record or determination date for a grant of rights unless the corresponding adjustment in the Conversion Price would be an increase or decrease of at least 1%; or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, self tender offer, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, self tender offer, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.
(h) Notification of Adjustment. Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.
(i) In any case in which Section 7(c) provides that an adjustment shall become effective on the date next following the record date for an event, the Trust may defer until the occurrence of such event: (A) issuing to the holder of any Series 1 Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment; and (B) fractionalizing any Series 1 Preferred Share and/or paying to such holder any amount of cash in lieu of any fraction pursuant to Section 7(d).
(j) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of beneficial interest of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section 7, only one adjustment shall be made to the Conversion Price, and such adjustment shall be the amount of adjustment that has the highest absolute value.
(k) If the Trust shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Trustees would materially adversely affect the conversion rights of the holders of the Series 1 Preferred Shares, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.
(l) The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series 1 Preferred Shares, the maximum number of Common Shares deliverable upon the conversion of all outstanding Series 1 Preferred Shares not theretofore converted. For purposes of this Section 7(l), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series 1 Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

Exhibit 3.1
The Trust covenants that any Common Shares issued upon conversion of the Series 1 Preferred Shares shall be validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the Common Shares deliverable upon conversion of the Series 1 Preferred Shares, the Trust will take any action that, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Conversion Price. The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series 1 Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.
(m) The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series 1 Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series 1 Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Trust the amount of any such tax or has established, to the reasonable satisfaction of the Trust, that such tax has been paid.

(8) Application of Article VII. The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions, of the Series 1 Preferred Shares shall be subject in all cases to the provisions of Article VII of the Declaration of Trust regarding limitations on beneficial ownership of the Trust’s equity securities.

(9) Shares to be Retired. All Series 1 Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Preferred Shares, without designation as to class or series.

(10) Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series 1 Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

(11) Sinking Fund. The Series 1 Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

(12) Certificates; Registration. The Series 1 Preferred Shares shall not be certificated at any time. Upon issuance, the Series 1 Preferred Shares shall be registered at the Transfer Agent in the names of the holders thereof, as applicable. The holders of the Series 1 Preferred Shares may not transfer the Series 1 Preferred Shares to brokerage accounts to be held in “street name” or otherwise at any time.

Exhibit 3.1
EXHIBIT A to Annex C

OPTIONAL CONVERSION NOTICE
SERIES 1 PREFERRED SHARES

A RESPONSE TO THIS NOTICE IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT

_____________, 20___

Federal Realty Investment Trust
909 Rose Avenue
Suite 200
North Bethesda, MD 20852
Attention: Chief Accounting Officer

Re: Optional Conversion of Series 1 Preferred Shares

Pursuant to the Declaration of Trust of the Trust as in effect on the date hereof, the undersigned holder of Series 1 Preferred Shares (“Holder”) hereby tenders to the Trust for conversion all or a portion of his/her/its Series 1 Preferred Shares into Common Shares of the Trust as follows:

Total Number of Series 1 Preferred Shares Held
as of the date of this Notice:

Total Number of Series 1 Preferred Shares to be
Converted:

The undersigned Holder hereby represents, warrants, certifies and agrees as of the date of this Optional Conversion Notice and as of the date of the closing of the conversion that:

(a) the undersigned Holder has, and at the closing of the conversion will have, good, marketable and unencumbered title to the Series 1 Preferred Shares being tendered for conversion, free and clear of the rights or interests of any other person or entity;

(b) the undersigned Holder has, and at the closing of the conversion will have, the full right, power and authority to tender and surrender the Series 1 Preferred Shares being tendered for conversion.

(c) the undersigned Holder has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such conversion; and

(d) after giving effect to the conversion, the undersigned Holder (or any related party) will not own Common Shares of the Trust in excess of the ownership limit specified in the Trust’s Declaration of Trust as in effect on the date hereof after taking into account (i) the actual and constructive stock ownership rules of the Internal Revenue Code of 1986, as amended, and (ii) any other additional Common Shares of the Trust which the undersigned Holder has acquired or intends to acquire prior to the closing the conversion.

If the Common Shares to be issued upon this conversion are to be certificated, then the certificates will be delivered to the address for the Holder currently maintained on the books and records of the Trust unless a different address is specified below. If the Common Shares to be issued upon this conversion are not to be certificated, then the change in the Holder’s ownership of Common Shares shall be reflected in the books and records of the Trust and/or Transfer Agent, as applicable.

Exhibit 3.1
All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Declaration of Trust of the Trust as in effect on the date hereof.

Dated: ________________________

(Signature of Holder)

(Printed name of Holder)

(Street Address)

(City) (State) (Zip Code)

(Facsimile Number)

(email address)

Signature Guaranteed by:

Exhibit 3.1
EXHIBIT B to Annex C

MANDATORY CONVERSION NOTICE
SERIES 1 PREFERRED SHARES

_____________, 20___

__________________________
__________________________
__________________________
__________________________

Re: Mandatory Conversion of Series 1 Preferred Shares

Dear _____________:

Pursuant to the Declaration of Trust of the Trust as in effect on the date hereof, the Trust hereby elects to convert to Common Shares all or a portion of your Series 1 Preferred Shares as follows:

Number of Series 1 Preferred Shares
to be Converted:

Mandatory Conversion Price:
Number of Common Shares to be
Issued upon Conversion:

Mandatory Conversion Date:

Amount of Accrued Dividends to be Paid
on the Mandatory Conversion Date:

Amount of Cash Payable for Fractional
Shares upon Conversion:

All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Declaration of Trust of the Trust.

Sincerely,

[Name]
[Title]
[Address]

Exhibit 3.1
Annex D

Series C Preferred Shares

5.000% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES

A.Certain Definitions.

Unless the context otherwise requires, the terms defined in this paragraph (A) shall have, for all purposes of the provisions of the Declaration in respect of the Series C Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural). Capitalized terms used but undefined in this Annex D have the meanings given to them in the Declaration.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Gains Amount. The term “Capital Gains Amount” shall have the meaning set forth in subparagraph (7) of paragraph (B) below.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Common Equity. The term “Common Equity” shall mean all Common Shares now or hereafter authorized, and any other Shares of the Trust, howsoever designated, authorized after the Initial Issue Date, which have the right (subject always to prior rights of any class or series of Preferred Shares) to participate in the distribution of the assets and earnings of the Trust without limit as to per share amount.

Depositary Shares. The term “Depositary Shares” shall mean the Depositary Shares each representing a one-one thousandth (1/1000) fractional interest in a Series C Preferred Share.

Dividends. The term “Dividends” shall have the meaning set forth in subparagraph (7) of paragraph (B) below.

Dividend Payment Date. The term “Dividend Payment Date” shall have the meaning set forth in subparagraph (2) of paragraph (B) below.

Dividend Period. The term “Dividend Period” with respect to a Series C Preferred Share shall mean the period from, and including, the Initial Issue Date to, but excluding, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date commencing such period to, but excluding, the succeeding Dividend Payment Date.

Initial Issue Date. The term “Initial Issue Date” shall mean the date that Series C Preferred Shares are first issued by the Trust.

IRS. The term “IRS” means the United States Internal Revenue Service.

Junior Shares. The term “Junior Shares” shall mean, as the case may be, (i) the Common Equity and any other class or series of Shares of the Trust which are not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Series C Preferred Shares shall have been so paid or declared and set apart for payment or (ii) the Common Equity and any other class or series of Shares of the Trust, which are not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Trust until the Series C Preferred Shares shall have received the entire amount to which such Series C Preferred Shares are entitled upon such liquidation, dissolution or winding up.

Liquidation Preference. The term “Liquidation Preference” shall mean $25,000.00 per Series C Preferred Share.

Exhibit 3.1
Notice. The term “Notice” shall have the meaning set forth in subparagraph (4) of paragraph (D) below.

NYSE. The term “NYSE” shall mean New York Stock Exchange, Inc., including any successor thereto.

Parity Shares. The term “Parity Shares” shall mean, as the case may be, (i) any class or series of Shares of the Trust which are entitled to receive payment of dividends on a parity with the Series C Preferred Shares or (ii) any class or series of Shares of the Trust which are entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Trust on a parity with the Series C Preferred Shares.

Record Date. The term “Record Date” shall mean the date designated by the Board of Trustees at the time a dividend is authorized as the date for determining shareholders entitled to payment of the dividend; provided, however, that such Record Date shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Trustees that is not more than thirty (30) days nor less than ten (10) days prior to such Dividend Payment Date.

Redemption Date. The term “Redemption Date” shall have the meaning set forth in subparagraph (2) of paragraph (D) below.

Redemption Price. The term “Redemption Price” shall mean a price per share equal to $25,000.00 plus accrued and unpaid dividends thereon, if any, to, but excluding, the Redemption Date, and as adjusted in subparagraph (2) of paragraph (D) below.

Senior Shares. The term “Senior Shares” shall mean, as the case may be, (i) any class or series of Shares of the Trust created after the Initial Issue Date in accordance with subparagraph (1) of paragraph (E) ranking senior to the Series C Preferred Shares in respect of the right to receive dividends or (ii) any class or series of Shares of the Trust created after the Initial Issue Date in accordance with subparagraph (1) of paragraph (E) ranking senior to the Series C Preferred Shares in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Trust.

Total Dividends. The term “Total Dividends” shall have the meaning set forth in subparagraph (7) of paragraph (B) below.

B. Dividends.

1. The record holders of Series C Preferred Shares shall be entitled to receive dividends, when, as and if authorized by the Board of Trustees and declared by the Trust, out of funds legally available for payment of dividends. Such dividends shall be payable by the Trust in cash at the rate of 5.000% per annum of the Liquidation Preference.

2. Dividends on each outstanding Series C Preferred Share shall accrue as set and be cumulative from, and including, the Initial Issue Date. Dividends shall be payable, subject to authorization by our Board of Trustees and declaration by the Trust, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2018 (each, a “Dividend Payment Date”). If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable for each Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be paid to the holders of record of the Series C Preferred Shares as their names shall appear on the Share transfer records of the Trust at the close of business on the Record Date for such dividends. Dividends in respect of any past Dividend Periods that are in arrears may be declared and paid at any time to holders of record on the Record Date therefor. Any dividend payment made on Series C Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to the Series C Preferred Shares which remains payable.

3. If any Series C Preferred Shares are outstanding, no full dividends shall be declared or paid or set apart for payment on any Parity Share or Junior Share for any period unless full cumulative dividends have been or contemporaneously are declared and paid (contemporaneously with the respective dates that the dividends on the Parity Share or Junior Share are so declared and so paid) or declared and a sum sufficient for the payment thereof set

Exhibit 3.1
apart for such payment on the Series C Preferred Shares for all past Dividend Periods. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of the Series C Preferred Shares and any Parity Shares, all dividends declared upon the shares of the Series C Preferred Shares and any such Parity Shares shall be declared pro rata so that the amount of dividends declared per share on the Series C Preferred Shares and all other such Parity Shares shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series C Preferred Shares and all other such Parity Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Shares which may be in arrears.

4. Except as provided in subparagraph (3) of this paragraph (B), unless full cumulative dividends on the Series C Preferred Shares for all past Dividend Periods for which dividends remain unpaid have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment, no dividends (other than in the form of Common Shares or other Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made upon any Junior Shares or Parity Shares nor shall any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Share or Parity Shares) by the Trust (except by conversion into or exchange for Junior Shares).

5. Notwithstanding anything contained herein to the contrary, no dividends on Series C Preferred Shares shall be authorized by the Board of Trustees or declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

6. Notwithstanding anything contained herein to the contrary, dividends on the Series C Preferred Shares will accrue whether or not the Trust has earnings, whether or not there are funds legally available for the payment of the dividends and whether or not the dividends are authorized or declared. Accrued but unpaid dividends on the Series C Preferred Shares will not bear interest.

7. If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) (the “Dividends”) paid or made available for the year to holders of all classes of shares (the “Total Dividends”) then, except as required by law, the portion of the Capital Gains Amount that shall be allocable to holders of the Series C Preferred Shares shall be the amount that the aggregate Dividends paid or made available to the holders of the Series C Preferred Shares for the year bears to the Total Dividends.

C. Distributions Upon Liquidation, Dissolution or Winding Up.

1. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, subject to the prior preferences and other rights of any Senior Shares as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Trust, but before any distribution or payment shall be made to the holders of any Junior Shares, the holders of Series C Preferred Shares shall be entitled to be paid out of the assets of the Trust legally available for distribution to its shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Trustees in the amount of the Liquidation Preference plus an amount equal to all accrued and unpaid dividends to, but excluding, the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of the remaining assets of the Trust and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Trust.

2. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Trust are insufficient to pay the amount of the Liquidation Preference plus an amount equal to all accrued and unpaid dividends on the Series C Preferred Shares and the corresponding amounts payable on Parity Shares upon any such liquidation, dissolution or winding up, then the holders of the Series C Preferred Shares and the holders of such Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. Neither the consolidation or merger of the Trust into or with another entity or entities nor the sale, lease, transfer or conveyance of all or

Exhibit 3.1
substantially all of the property or business of the Trust to another trust or any other entity, individually or as part of a series of transactions, shall be deemed a liquidation, dissolution or winding up of the affairs of the Trust within the meaning of this paragraph (C).

D. Redemption by the Trust.

1. The Series C Preferred Shares may be redeemed for cash, in whole or from time to time in part, on any date on or after September 29, 2022 at the option of the Trust at the Redemption Price.

2. Each date fixed for redemption pursuant to subparagraph (1) of this paragraph (D) is called a “Redemption Date.” If the Redemption Date is after the Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the Series C Preferred Shares to be redeemed is registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Dividend Payment Date or the Trust’s default in the payment of the dividend due, and the Redemption Price shall not include the amount of such dividend payable on such Dividend Payment Date.

3. In case of redemption of less than all Series C Preferred Shares at the time outstanding, the shares to be redeemed shall be selected by the Trust pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot.

4. In order to exercise its redemption option, the Trust shall give written notice (“Notice”) of such redemption to each holder of record of the Series C Preferred Shares to be redeemed not less than 30 days or more than 60 days prior to the Redemption Date. The Notice will be mailed by the Trust, postage prepaid, addressed to the respective holders of record of the Series C Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. The notice of redemption may be contingent on the occurrence of a future event. No failure to give such Notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares, except as to any holder to whom the Trust has failed to give Notice or except as to any holder to whom Notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred Shares may be listed or admitted to trading, such Notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series C Preferred Shares to be redeemed and, if less than all shares held by the particular holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date.

5. Notice having been mailed in accordance with subparagraph (4) of this paragraph (D), from and after the Redemption Date (unless the Trust shall fail to make available an amount of cash necessary to pay the Redemption Price), (i) except as otherwise provided herein, dividends on the Series C Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Preferred Shares of the Trust shall cease (except the rights to receive the Redemption Price in cash). The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust), cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series C Preferred Shares so called for redemption. In this case, the Trust’s Notice shall (i) specify the office of such bank or trust company as the place of payment of the Redemption Price and (ii) call upon respective holders of record of the Series C Preferred Shares to surrender certificates for such shares, on the Redemption Date fixed in the Notice, for payment of the Redemption Price. No interest shall accrue for the benefit of any holder of Series C Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion, the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

6. As promptly as practicable after the surrender of the certificates for any such Series C Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the Notice shall so state) in accordance with said Notice, the Trust (or the related bank or trust company, if applicable) shall pay to the applicable holders the Redemption Price in cash (without interest thereon). In the event of the redemption of less

Exhibit 3.1
than all Series C Preferred Shares at the time outstanding, the shares to be redeemed shall be selected by the Trust pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot. If fewer than all the Series C Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed Series C Preferred Shares shall be issued without cost to the holder thereof.

7. Unless full cumulative dividends on all outstanding Series C Preferred Shares for all past Dividend Periods for which dividends remain unpaid shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment, (i) no shares of any Series C Preferred Shares shall be redeemed, unless all outstanding Series C Preferred Shares are simultaneously redeemed and (ii) the Trust shall not purchase or otherwise acquire directly or indirectly any Series C Preferred Shares (except by conversion into or exchange for Junior Shares); provided, however, that the foregoing shall not prevent the purchase or acquisition of Series C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Shares.

8. All Series C Preferred Shares redeemed pursuant to this paragraph (D) shall be retired and shall be reclassified as authorized and unissued Preferred Shares, without designation as to class or series, and may thereafter be reissued as shares of any class or series of Preferred Shares.

E. Voting Rights.

1. The holders of record of Series C Preferred Shares shall not be entitled to any voting rights except as hereinafter provided in this paragraph (E) or as required by applicable law. So long as any Series C Preferred Shares are outstanding, the Trust shall not, without the affirmative vote or consent of the holders of at least two-thirds (2/3) of the shares of the Series C Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series C Preferred Shares voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Shares, or reclassify any authorized Shares into Senior Shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Shares; or (ii) amend, alter or repeal the provisions of the Declaration or bylaws, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares; except that (1) with respect to the occurrence of any of the events described in (ii) above, so long as the Series C Preferred Shares remain outstanding with the terms of the Series C Preferred Shares materially unchanged or are converted into a security in another entity with the terms materially unchanged, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Shares and (2) (A) any increase in the amount of the authorized Series C Preferred Shares or the authorization or issuance of any Parity Shares or Junior Shares or (B) any increase in the number of authorized Series C Preferred Shares or Parity Shares or Junior Shares shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

2. If and whenever dividends payable on Series C Preferred Shares shall be in arrears for six (6) or more Dividend Periods, whether or not consecutive, then the holders of Series C Preferred Shares (voting together as a class with Parity Shares upon which like voting rights have been conferred and are exercisable as provided in subparagraph (5) of this paragraph (E)) shall be entitled at the next annual meeting of the shareholders or at any special meeting of shareholders called for the purpose of electing Trustees to elect two (2) additional trustees. Upon election, such trustees shall become trustees of the Trust and the authorized number of trustees of the Trust shall thereupon be automatically increased by two.

3. Whenever the voting right described in subparagraph (2) of this paragraph (E) shall have vested, such right may be exercised initially either at a special meeting of the holders of Series C Preferred Shares and any Parity Shares entitled to vote as provided in subparagraph (5) of this paragraph (E), called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing trustees and, thereafter, at such annual meetings or by the written consent of the holders of Series C Preferred Shares and any such Parity Shares. Such right of the holders of Series C Preferred Shares to elect trustees together with the holders of any such Parity Shares may be exercised until all dividends to which the holders of Series C Preferred Shares shall have been entitled for (i) all previous Dividend Periods and (ii) the current Dividend Period shall have been paid in full, at which time the right of the holders of Series C Preferred Shares to elect trustees together with holders of any such Parity Shares shall cease, the term of such trustees previously elected shall thereupon terminate, and the authorized number of

Exhibit 3.1
trustees of the Trust shall thereupon return to the number of authorized trustees otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults.

4. At any time when the voting right described in subparagraph (2) of this paragraph (E) shall have vested in the holders of Series C Preferred Shares and if such right shall not already have been initially exercised, a proper officer of the Trust shall, upon the written request of any holder of record of Series C Preferred Shares then outstanding, addressed to the Secretary of the Trust , call a special meeting of holders of Series C Preferred Shares together with the holders of any Parity Shares entitled to vote as provided in subparagraph (5) of this paragraph (E). Such meeting shall be held on the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Trust or, if none, at a place designated by the Secretary of the Trust. If such meeting shall not be called by a proper officer of the Trust within thirty (30) days after the personal service of such written request upon the Secretary of the Trust, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Trust at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the Series C Preferred Shares then outstanding may designate in writing a holder of Series C Preferred Shares to call such meeting at the expense of the Trust, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the place for holding annual meetings of the Trust or, if none, at a place designated by such holder. Any holder of Series C Preferred Shares that would be entitled to vote at such meeting shall have access to the share transfer records of the Trust for the purpose of causing a meeting of shareholders to be called pursuant to the provisions of this paragraph (E). Notwithstanding the provisions of this paragraph (E), however, no such special meeting shall be called if any such request is received less than ninety (90) days before the date fixed for the next ensuing annual or special meeting of shareholders.

5. If, at any time when the holders of Series C Preferred Shares are entitled to elect trustees pursuant to the foregoing provisions of this paragraph (E), the holders of any one or more classes or series of Parity Shares are entitled to elect one or more trustees by reason of any default or event specified in the Declaration, as in effect at the time, and if the terms for such classes or series of Parity Shares so provide, then the voting rights of the Series C Preferred Shares and the one or more classes or series of Parity Shares then entitled to vote shall be combined (with each having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Series C Preferred Shares and of all such classes or series of Parity Shares then entitled to so vote, voting together as a class, shall elect such trustees. If the holders of any such classes or series of Parity Shares have elected such trustees prior to the happening of the default or event providing for the election of trustees by the holders of Series C Preferred Shares, or prior to a written request for the holding of a special meeting being received by the Secretary of the Trust as elsewhere required in subparagraph (4) of paragraph (E) above, then a new election shall be held with all such classes or series of Parity Shares and the Series C Preferred Shares voting together as a single class for such trustee(s), resulting in the termination of the term of such previously elected trustee(s) upon the election of such new trustee(s). If the holders of any such classes or series of Parity Shares are entitled to elect two trustees, the Series C Preferred Shares shall not participate in the election of more than two such trustees, and such trustees whose terms first expire shall be deemed to be the trustees elected by the holders of Series C Preferred Shares; provided, that if at the expiration of such terms the holders of Series C Preferred Shares are entitled to vote in the election of trustees pursuant to the provisions of this paragraph (E), then the Secretary of the Trust shall call a meeting (which meeting may be the annual meeting or a special meeting of shareholders referred to in subparagraph (3) of this paragraph (E)) of holders of Series C Preferred Shares for the purpose of electing replacement trustees (in accordance with the provisions of this paragraph (E)) to be held at or prior to the time of expiration of the expiring terms referred to above.

6. If and for so long as the Series C Preferred Shares are represented by Depositary Shares in accordance with paragraph (J) hereof, then in any matter in which the Series C Preferred Shares is entitled to vote (as expressly provided herein), including any action by written consent, each Series C Preferred Share shall be entitled to one thousand (1000) votes, each of which one thousand (1000) votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each Series C Preferred Share, the holder thereof may designate up to one thousand (1000) proxies, with each such proxy having the right to vote a whole number of votes (totaling one thousand (1000) votes per Series C Preferred Share).

Exhibit 3.1
7. Notwithstanding anything contained herein to the contrary, the foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

F. Application of Article VII of Declaration

The Series C Preferred Shares are subject to the provisions of Article VII of the Declaration.

G. Exclusion of Other Rights.

Without prejudice to any contractual obligations existing from time to time between the holders of the Series C Preferred Shares and the Trust, the Series C Preferred Shares shall not have any rights granted to or imposed thereupon, including as to dividends, preferences, conversion rights or voting rights, other than those specifically set forth in the Declaration (including this Annex D), nor shall the Series C Preferred Shares have preemptive or subscription rights. The Series C Preferred Shares have no stated maturity and is not subject to any sinking fund or mandatory redemption.

H. Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

I. Severability of Provisions.

If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Shares set forth in the Declaration are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Shares set forth in the Declaration which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

J. Registration as Depositary Shares.

Series C Preferred Shares shall be registered in the form of Depositary Shares each representing a one-one thousandth fractional interest in a Series C Preferred Share (“Depositary Shares”) on, and subject to, such terms and conditions as may be provided for in any agreement binding upon the Trust (whether directly or through merger with any other trust).

Exhibit 3.1
IN WITNESS WHEREOF, the undersigned have signed these Articles of Amendment and Restatement on this 8th day of December, 2021.

ATTEST:	FRT HOLDCO REIT

Name: Darlene Hough	Name: Dawn Becker
Title: Assistant Secretary	Title: Vice President-General Counsel and Secretary

THE UNDERSIGNED officer of FRT Holdco REIT hereby acknowledges in the name and on behalf of said real estate investment trust the foregoing Articles of Amendment and Restatement to be the act of said real estate investment trust and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

_________________________________
Dawn M. Becker, Vice President-General
Counsel and Secretary

Exhibit 3.1
ARTICLES OF AMENDMENT OF
AMENDED AND RESTATED DECLARATION OF TRUST OF
FRT HOLDCO REIT

The undersigned, having been authorized by the Board of Trustees (the “Board”) of FRT Holdco REIT, a Maryland real estate investment trust (the “Company”), does hereby certify in accordance with the applicable provisions of Maryland law that:

FIRST: Effective as of 12:00 a.m. Eastern Standard Time on January 1, 2022, the declaration of trust of the Company shall be amended and restated (the “Amended and Restated Declaration of Trust”) as provided in the Articles of Amendment and Restatement filed by the Company with the Maryland State Department of Assessments and Taxation (the “MSDAT”) on December 8, 2021.

SECOND: Effective as of 12:00 a.m. Eastern Standard Time on January 1, 2022, pursuant to Articles of Merger filed with the MSDAT on December 8, 2021, the entity known as Federal Realty Investment Trust, a real estate investment trust formed in the State of Maryland on May 21, 1999, will change its name to “Federal Realty Interim Real Estate Investment Trust.”

THIRD: The Board has unanimously adopted resolutions to amend the Amended and Restated Declaration of Trust as hereinafter set forth and has declared that such amendment is advisable. The amendment set forth herein is limited to a change expressly authorized by Section 8-501(e)(2) of the Maryland REIT Law and Section 2-605 of the Maryland General Corporation Law to be made without action by the shareholders of the Company.

FOURTH: These Articles of Amendment shall be effective as of 12:01 a.m. on January 1, 2022.

Therefore, the Amended and Restated Declaration of Trust is hereby amended as follows.

1. Article 1 – Name. Article I is hereby amended by deleting “FRT Holdco REIT” and replacing it with “Federal Realty Investment Trust.”

[Signature page follows]

Exhibit 3.1

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed and executed in its corporate name by its duly authorized officer on this 8th day of December, 2021.

ATTEST:	FRT HOLDCO REIT

Name: Darlene Hough	Name: Dawn M. Becker
Title: Assistant Secretary	Title: Vice President - General Counsel and Secretary

THE UNDERSIGNED officer of FRT Holdco REIT hereby acknowledges in the name and on behalf of said real estate investment trust the foregoing Articles of Amendment to be the act of said real estate investment trust and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

_________________________________
Dawn M. Becker, Vice President-General
Counsel and Secretary